PROSPECTUS SUPPLEMENT                                         File No. 333-68747
(To Prospectus and Prospectus Supplement dated May 6, 1999)       Rule 424(b)(3)
Prospectus number: 1962


                            Merrill Lynch & Co., Inc.


                           Medium Term Notes, Series B
                   Due Nine Months or More from Date of Issue


                                Fixed Rate Notes


Principal Amount:          $100,000,000


CUSIP Number:              59018S6N9


Interest Rate:             7.17000%


Original Issue Date:       May 8, 2000


Stated Maturity Date:      May 8, 2001


Interest Payment Dates:    At Maturity
                           0

Repayment at the Option
of the Holder:             The  Notes  cannot  be  repaid  prior  to the  Stated
                           Maturity Date.

Redemption at the Option
of the Company:            The Notes  cannot  be  redeemed  prior to the  Stated
                           Maturity Date.


Form: The Notes are being issued in fully registered book-entry form.


Trustee:                   The Chase Manhattan Bank


Dated:                     May 3, 2000